Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer, and Murray Cohen, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, that;

•	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	Information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

Dated: August 10, 2004	/s/ W. Gary Suttle
W. Gary Suttle
Chief Executive Officer

Dated: August 10, 2004	/s/ Murray Cohen
Murray Cohen
Chief Financial Officer

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